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                                                                EXHIBIT 5
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                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                  May 24, 1996



     AK Steel Holding Corporation
     703 Curtis Street
     Middletown, Ohio 45043

               Re:  Registration Statement on Form S-8
                    ----------------------------------
     Gentlemen:

               We have acted as counsel to AK Steel Holding Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to an aggregate of 1,600,000 shares of the Company's Common Stock, $.01 par value (the "Shares"), underlying grants of stock options and restricted stock awards under the Company's 1994 Stock Incentive Plan, as amended May 15, 1996 (the "Plan").

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.


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     AK Steel Holding Corporation
     May 24, 1996
     Page 2

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders thereof under the laws of the State of Delaware.

               The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described above. We hereby consent to the filing of this letter as an exhibit to the Registration Statement. Except as stated in the preceding sentence, the opinions expressed herein may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                                        Very truly yours,

                                        WEIL, GOTSHAL AND MANGES LLP






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